Exhibit 10.56

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into effective as of 4:30 p.m. Eastern time on December 14, 2015  (“Effective Time”), by and between DDR-SAU South Square, L.L.C., a Delaware limited liability company (“South Square Seller”), DDR-SAU Durham Patterson, L.L.C., a Delaware limited liability company (“Patterson Place Seller”), DDR-SAU Wendover Phase II, L.L.C., a Delaware limited liability company (“Wendover Village II Seller”), DDR-SAU Salisbury Alexander, L.L.C., a Delaware limited liability company (“Alexander Pointe Seller”), DDR-SAU Winston-Salem Harper Hill, L.L.C., a Delaware limited liability company (“Harper Hills Seller”), DDR-SAU Greer North Hampton Market, L.L.C., a Delaware limited liability company (“North Hampson Seller”), DDR-SAU Nashville Willowbrook, L.L.C., a Delaware limited liability company (“Willowbrook Seller”), DDR-SAU South Bend Broadmoor, L.L.C., a Delaware limited liability company (“Broadmoor Seller”), DDR-SAU Oakland, L.L.C., a Delaware limited liability company (“Oakland Seller”), DDR-SAU Waynesboro, L.L.C., a Delaware limited liability company (“Waynesboro Seller”), and DDR-SAU Pasadena Red Bluff Limited Partnership, an Illinois limited partnership (“Kroger Junction Seller”), each with an office at c/o Teachers Insurance and Annuity Association of America, 730 Third Avenue, New York, New York 10017 (each, individually, a “Seller” and collectively, “Sellers”), and AHP ACQUISITIONS, LLC, a Virginia limited liability company, with an office at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462 (“Purchaser”).

RECITALS:

A.Sellers and Purchaser entered into that certain Purchase and Sale Agreement dated as of December 3, 2015  (the “Purchase Agreement”) regarding the Properties (as defined in the Purchase Agreement).

B.Sellers and Purchaser have agreed to modify the Purchase Agreement as set forth in this Amendment.

NOW THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

1.Defined Terms.  Capitalized terms contained but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

2.Closing Date.  All of the text in the first sentence of Section 5.1 of the Purchase Agreement is deleted in its entirety and is replaced with the following:

The closing of the transaction contemplated by this Agreement (the “Closing”) will occur through an escrow with Escrow Agent, no later than 1:00 P.M. EST on January 14, 2016 (the “Closing Date”) or such earlier or later date as is agreed by the parties.

3.Expiration of Due Diligence Period; Additional Deposit. Purchaser (i) acknowledges and agrees that it has reviewed the Property Documents and other materials pertaining to the Properties and conducted such studies, tests and inspections as it deemed appropriate to analyze the feasibility of the acquisition and ownership of the Properties and has determined that the Properties are suitable for acquisition by Purchaser and (ii) hereby waives any and all rights Purchaser may have to terminate the Purchase Agreement under Section 6.4 of the Purchase Agreement.

4.Additional Deposit.  In accordance with Section 3.1(b) of the Purchase Agreement, Purchaser shall deposit the Additional Deposit with the Escrow Agent no later than December 16, 2015.

5.Title Objections.  Sellers acknowledge receipt of an Objection Letter with respect to each Property and, in accordance with Section 8.3 of the Purchase Agreement, Sellers’ Response Period with respect to all Objection Letters expires on December 17, 2015.

6.Rents.  Section 11.3(b) of the Purchase Agreement is deleted in its entirety and is replaced with the following:

“11.3   Rents.    (b)Supplementing subsection (a) above, additional or escalation rent based upon: (x) a percentage of sales or (y) tenant’s share of real estate taxes, operating expenses (including insurance), labor costs, costs of living indices or porter’s wages (collectively, “Overage Rent”) shall be adjusted and pro-rated, subject to subsection (iv) below, on an if, as and when collected basis.  The following shall apply to the extent Overage Rent is billed on the basis of Sellers’ estimates or an annual budget, which is subject to subsequent reconciliation and readjustment with each such tenant at the end of the applicable year:

Notwithstanding anything to the contrary contained herein, Sellers shall be responsible for the reconciliation of the Overage Rent paid by the tenants for calendar year 2015 in the ordinary course of their business and there shall be no credit or charge to the Purchaser for any such amounts.   Purchaser shall use commercially reasonable efforts to collect any Overage Rent attributable to calendar year 2015 after Sellers deliver the 2015 reconciliations to the tenants and to Purchaser.

Within ninety (90) days following the Closing Date, Sellers shall provide Purchaser with a reconciliation statement for the portion of the 2016 calendar year up until the Closing Date, with all necessary supporting documentation, as to the Overage Rent paid by the tenants for such period.  Such reconciliation statement shall indicate any difference between the Overage Rent paid by the tenants (based on each Seller’s annual 2016 budget for real estate taxes and operating expenses) and the amount that should have been paid by the tenants through the Closing Date (based on the actual expenses covering such time period);

If Sellers have collected more on account of such Overage Rent than such actual amount for such time period (with it being acknowledged that such calculation shall be made only with respect to actually collected Overage Rent sums for such time period, and not any such sums that may be so receivable from tenants), then the amount of such difference shall be paid to Purchaser;

If Sellers have collected less from the tenants for Overage Rents than the actual amounts for such time period, then the amount of such under-collected Overage Rents shall be paid and delivered to Sellers if, as and when collected.

If, on the Closing Date, there are any unpaid Overage Rents for the month of Closing (or other period during which the Closing Date occurs) or past due Overage Rents owing by any tenants for any prior period, Overage Rents collected by Purchaser after the Closing Date from such tenants will be applied first, to the actual out-of-pocket third party costs incurred by Purchaser in collecting such past due Rents; second, to the month of Closing; third to amounts due Purchaser for periods following the month in which the Closing occurred; and fourth, to amounts due Sellers for the months prior to the month in which the Closing occurred.  Purchaser shall be solely responsible for performing any Overage Rent reconciliations with tenants under the Leases with respect to the entire calendar year in which the Closing occurs.  Purchaser shall include in any Operating Expense reconciliations with the tenants under the Leases copies of any applicable billing statements and invoice back-up provided by Sellers for operating expenses incurred by Sellers during the period of Sellers’ ownership of the Properties, and shall use commercially reasonable efforts to collect from tenants all amounts due to each Seller;

Notwithstanding anything in this Section 11.3(b) to the contrary, the recoveries and expenses for any Overage Rent for tenants that pay Overage Rent on an annual basis shall be prorated on an accrual basis as of Closing; and

Any prorations relating to Overage Rent proposed by either party shall be subject to the other party’s review and reasonable approval.  Upon written request of either party to the other delivered on or before the earlier of December 30, 2016 and the date that is twelve (12) months after Closing, Overage Rent shall be reprorated as of Closing.”

7.Final Adjustments After Closing.  Section 11.6 shall be amended such that wherever the words “sixty (60) days” appear same shall be replaced with the words “one hundred twenty (120) days”.

8.The Purchase Agreement.  All references in the Purchase Agreement to “this Agreement” shall be deemed to be the Purchase Agreement as amended by this Amendment unless the context requires otherwise.

9.No Further Modification. In the event of any inconsistency between the Purchase Agreement and this Amendment, the terms of this Amendment shall govern and control. Sellers and Purchaser hereby ratify and confirm the Purchase Agreement. Except as modified by this Amendment, all terms and conditions in the Purchase Agreement remain unchanged and in full force and effect.

10.General Provisions.  Signatures to this Amendment transmitted by e-mail, PDF or other electronic imaging shall be valid and effective to bind the party so signing. This Amendment may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.    This Amendment will be governed by and construed in accordance with the laws of the State of New York and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

11.Interpretation.  Whenever the singular number is used in this Amendment and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.  Whenever the words “include” or “including” are used in this Amendment, they shall be construed as incorporating, also, “but not limited to” or “without limitation” unless such words already immediately follow.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole unless otherwise specified.

[Counterpart signatures appear on following pages]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto, as of the Effective Time.

SELLERS:

DDR-SAU South Square, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Durham Patterson, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Wendover Phase II, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Salisbury Alexander, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Winston-Salem Harper Hill, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Greer North Hampton Market, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Nashville Willowbrook, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU South Bend Broadmoor, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Oakland, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU Waynesboro, L.L.C., a Delaware limited liability company
By:	/s/ Luke Petherbridge
Name:	Luke Petherbridge
Title:	Chief Financial Officer and Treasurer

DDR-SAU PASADENA RED BLUFF LIMITED PARTNERSHIP, an Illinois limited partnership
By:		DDR-SAU Pasadena Red Bluff GP, L.L.C.,
Its General Partner
By:	DDR-SAU Retail Fund, L.L.C., its Sole
Member
By:	DDR Retail Real Estate Limited
Partnership, Its Member
By: DDR IRR Acquisition LLC,
Its General Partner
	By:	/s/ Luke Petherbridge
Name: Luke Petherbridge
Title: Chief Financial Officer and
Treasurer

PURCHASER’S SIGNATURE ON SEPARATE PAGE

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto, as of the Effective Time.

PURCHASER:

AHP ACQUISITIONS, LLC
a Virginia limited liability company
By:	ARMADA HOFFLER, L.P.
a Virginia limited partnership
Sole Managing Member
	By:	ARMADA HOFFLER PROPERTIES, INC.
a Maryland corporation
General Partner

		By:	/s/ Eric L. Smith	(SEAL)
Eric L. Smith
Chief Investment Officer

SELLERS’ SIGNATURES ON SEPARATE PAGES